Exhibit 99.1

4675 MacArthur Court, Suite 800

Newport Beach, California 92660 USA

949.437.1000   fax: 949.724.1397

www.cleanenergyfuels.com

Clean Energy Reports Gallons Delivered and Revenues Rose 30% and 33% in the Fourth Quarter of 2014

NEWPORT BEACH, Calif.—(BUSINESS WIRE) — Clean Energy Fuels Corp. (NASDAQ: CLNE) (Clean Energy or the Company) today announced operating results for the fourth quarter and year ended December 31, 2014.

Gallons delivered (defined below) for the fourth quarter of 2014 increased 30% to 72.4 million gallons, compared to 55.5 million gallons delivered in the same period a year ago. For the year ended December 31, 2014, gallons delivered totaled 265.1 million gallons, up from 214.4 million gallons delivered in the year ended December 31, 2013.

Revenue for the fourth quarter of 2014 was $132.1 million, compared to $85.0 million for the fourth quarter of 2013. Revenue for the fourth quarter of 2014 included $28.4 million of excise tax credits for alternative fuels other than ethanol (VETC), representing all VETC revenue recognized for natural gas fuel sales made in 2014, whereas revenue for the fourth quarter of 2013 included $7.3 million of VETC, representing VETC revenue for natural gas fuel sales made in the fourth quarter of 2013. Exclusive of VETC revenue in the fourth quarters of 2014 and 2013, revenue increased $26 million, or 33%, in the fourth quarter of 2014 compared to the same period in 2013. The increase was primarily attributable to increased volumes and station sales and the addition of NG Advantage LLC (NG Advantage), a majority owned subsidiary acquired in October 2014 that is engaged in the business of transporting compressed natural gas in high-capacity trailers to large industrial and institutional energy users, such as hospitals, food processors, manufacturers and paper mills, that do not have direct access to natural gas pipelines.

Revenue for 2014 totaled $428.9 million, compared to $352.5 million of revenue in 2013. When comparing periods, note that the Company recognized revenue attributable to VETC of $28.4 million in 2014 and $45.4 million in 2013. The VETC in 2013 included $20.8 million related to natural gas fuel sales made in 2012.  Excluding VETC in 2014 and 2013, revenue increased $93.4 million, or 30%, in 2014 compared to 2013. The increase was primarily attributable to increased volumes, station sales, compressor sales and the addition of NG Advantage.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated “I’m very pleased with our continued volume growth, strong station construction sales and continued leveraging of our existing infrastructure. The enactment of the alternative fuel excise tax credit at the end of 2014 was a nice bump to our results for Q4 and 2014 which will also be a positive cash inflow in 2015. Of course the energy sector remains under pressure, but we are able to continue to offer a cleaner fuel and maintain our economic advantage albeit at a slightly smaller spread. We are still encouraged by the strong interest and continued investments companies are making in natural gas as a vehicle fuel, and particularly Clean Energy’s ability to provide compressed natural gas as a power source to large industrial users with our investment in NG Advantage.”

Adjusted EBITDA for the fourth quarter of 2014 totaled $37.2 million. This compares to Adjusted EBITDA of $(1.8) million in the fourth quarter of 2013. Adjusted EBITDA for 2014 totaled $23.7 million, compared to $33.6 million in 2013. Adjusted EBITDA in the fourth quarter and year ended December 31, 2014 included VETC revenue of $28.4 million and a $12.0 million gain from the sale of a subsidiary. Adjusted EBITDA in the fourth quarter and year ended December 31, 2013 included VETC revenue of $7.3 million and $45.4 million, respectively. Adjusted EBITDA for 2013 also included a $14.1 million gain from the sale of a subsidiary and a $4.7 million gain on the Company’s sale of its ownership interest in its former Peruvian joint venture. Adjusted EBITDA is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

Non-GAAP income per share for the fourth quarter of 2014 was $0.11, compared to non-GAAP (loss) per share for the fourth quarter of 2013 of $(0.25).  For 2014, non-GAAP (loss) per share was $(0.76), compared to non-GAAP (loss) per share of $(0.44) for 2013. Non-GAAP income (loss) per share for the fourth quarter and year ended December 31, 2014 included VETC revenue of $28.4 million and a $12.0 million gain from the sale of a subsidiary. Non-GAAP income (loss) per share for the fourth quarter and year ended December 31, 2013 included VETC revenue of $7.3 million and $45.4 million, respectively.  Non-GAAP income (loss) per share in 2013 also included a $14.1 million gain from the sale of a subsidiary and a $4.7 million gain on the Company’s sale of its ownership interest in its former Peruvian joint venture. Non-GAAP income (loss) per share is described below and reconciled to the GAAP measure net loss attributable to Clean Energy Fuels Corp.

On a GAAP basis, net income attributed to Clean Energy Fuels Corp. for the fourth quarter of 2014 was $1.3 million, or $0.01 per share, and included a non-cash gain of $0.3 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $2.3 million related to stock-based compensation, a $4.8 million charge related to a service contract of the Company’s subsidiary IMW Industries, Ltd. (IMW) that was not renewed and caused an intangible asset impairment (IMW Impairment) , costs of $1.9 million attributed to executive officer transitions (Executive Officer Transitions) , and $0.4 million in additional lease exit charges related to the move of the Company’s headquarters (HQ Lease Exit). This compares with a net loss for the fourth quarter of 2013 of $32.3 million, or $0.34 per share, that included a non-cash gain of $0.1 million gain related to the valuation of the Series I warrants, a non-cash charge of $5.7 million related to stock-based compensation, foreign currency gains of $0.2 million on the Company’s purchase notes issued in September 2010 in connection with the acquisition of the business of IMW (IMW Purchase Notes), a $1.4 million write-down of the value of the shares the Company expected to receive from Westport Innovations, Inc. (Westport Holdback Shares) in connection with the Company’s sale of a former subsidiary (WPRT Holdback Shares Write-Down), and a $1.3 million charge related to the HQ Lease Exit.

Net loss attributable to Clean Energy Fuels Corp. for the year ended December 31, 2014 was $89.7 million, or $0.96 per share, which included a non-cash gain of $5.7 million related to the valuation of the Series I warrants, a non-cash stock-based compensation charge of $11.5 million, foreign currency losses of $0.3 million on the IMW Purchase Notes, a $0.1 million charge relating to the WPRT Holdback Shares Write-Down, a $4.7 million charge related to a mining power project in Australia where IMW incurred significant cost overruns (IMW Australia Project), a $4.8 million charge related to the IMW Impairment, costs of $1.9 million related to Executive Officer Transitions, and a $1.3 million charge related to the HQ Lease Exit. This compares with a net loss in the year ended December 31, 2013 of $67.0 million, or $0.71 per share, which included a non-cash gain of $0.9 million related to the valuation of the Series I warrants, a non-cash stock-based compensation charge of $23.0 million, foreign currency losses of $0.5 million on the IMW Purchase Notes, a $1.4 million charge relating to the WPRT Holdback Shares Write-Down, and a $1.3 million charge related to the HQ Lease Exit.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) or any other GAAP measure as an indicator of operating performance. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Management compensates for these limitations by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus or minus the foreign currency losses or gains on the IMW Purchase Notes, plus the WPRT Holdback Shares Write-Down, plus the IMW Australia Project, plus the

IMW Impairment, plus Executive Officer Transitions and plus the HQ Lease Exit, the total of which is divided by the Company’s weighted average shares outstanding on a  diluted basis. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because the varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside of management’s control, and it enables investors to compare the Company’s performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the IMW Purchase Notes provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the IMW business as opposed to the core operations of the Company. The Company’s management believes that excluding the WPRT Holdback Shares Write-Down, the IMW Australia Project, the IMW Impairment, the Executive Officer Transition and the HQ Lease Exit amounts is useful to investors because they are not part of or representative of the core operations of the Company.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s, except per-share amounts)	2013	2014	2013	2014
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(32,318)	$1,333	$(66,968)	$(89,659)
Stock Based Compensation, Net of Tax Benefits	5,661	2,307	23,008	11,514
Mark-to-Market (Gain) on Series I Warrants	(77)	(324)	(938)	(5,748)
Foreign Currency Loss on IMW Purchase Notes	235	—	526	343
WPRT Holdback Shares Write-Down	1,383	—	1,383	122
IMW Australia Project	—	—	—	4,657
IMW Impairment	—	4,772	—	4,772
Executive Officer Transitions	—	1,883	—	1,883
HQ Lease Exit	1,314	408	1,314	1,284

Adjusted Net Income (Loss)	$(23,802)	$10,379	$(41,675)	$(70,832)

Diluted Weighted Average Common Shares Outstanding	93,360,940	91,156,853	93,958,758	93,678,432

Non-GAAP Income (Loss) Per Share	$(0.25)	$0.11	$(0.44)	$(0.76)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy Fuels Corp., plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s IMW Purchase Notes, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Series I warrants, plus the WPRT Holdback Shares Write-Down, plus the IMW Australia Project, plus the IMW Impairment, plus Executive Officer Transitions and plus the HQ Lease Exit. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net loss attributable to Clean Energy Fuels Corp.:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s)	2013	2014	2013	2014
Net Income (Loss) Attributable to Clean Energy Fuels Corp.	$(32,318)	$1,333	$(66,968)	$(89,659)
Income Tax Expense (Benefit)	1,059	(845)	3,715	1,075
Interest Expense, Net	10,516	14,041	29,287	44,357
Depreciation and Amortization	10,459	13,610	42,318	49,058
Foreign Currency Loss on IMW Purchase Notes	235	—	526	343
Stock Based Compensation, Net of Tax Benefits	5,661	2,307	23,008	11,514
Mark-to-Market (Gain) on Series I Warrants	(77)	(324)	(938)	(5,748)
WPRT Holdback Shares Write-Down	1,383	—	1,383	122
IMW Australia Project	—	—	—	4,657
IMW Impairment	—	4,772	—	4,772
Executive Officer Transitions	—	1,883	—	1,883
HQ Lease Exit	1,314	408	1,314	1,284
Adjusted EBITDA	$(1,768)	$37,185	$33,645	$23,658

Gallons Delivered

The Company defines “gallons delivered” as its gallons of compressed natural gas (CNG), liquefied natural gas (LNG) and renewable natural gas (RNG), along with its gallons associated with providing operations and maintenance services, delivered to its customers during the applicable period.

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific). Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S., and international callers can dial 1.201.689.8471. A telephone replay will be available approximately two hours after the call concludes, through Thursday, March 26, 2015, which can be reached by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 13600634. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy Fuels Corp. (NASDAQ: CLNE) is the largest provider of natural gas fuel for transportation in North America. We build and operate CNG and LNG fueling stations; manufacture CNG and LNG equipment and technologies for ourselves and other companies; develop RNG production facilities; and deliver more CNG, LNG, and Redeem RNG fuel than any other company in the U.S. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding market adoption of natural gas as a vehicle fuel, oil, gasoline, diesel and natural gas prices and the Company’s ability to continue to offer natural gas at a discount to gasoline and diesel, continued interest and investment in natural gas as a vehicle fuel, including government incentives promoting the use of cleaner fuels, the strength of the Company’s key markets and businesses, the benefits of natural gas relative to gasoline, diesel and other vehicle fuels, the Company’s ability to successfully enter new businesses, such as the “virtual natural gas pipelines” business of NG Advantage, build, sell and open new natural gas fueling stations and add incremental volume to the Company’s fueling infrastructure, the Company establishing relationships with new customers and expanding relationships with existing customers, and future growth and sales opportunities in all of the Company’s key customer markets, which include trucking, refuse, airport, taxi, transit, ready mix and off-system sales. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, future supply, demand, use and prices of crude oil and natural gas and fossil and alternative fuels, including gasoline, diesel, natural gas, biodiesel, ethanol, electricity, and hydrogen, the Company’s ability to recognize the anticipated benefits of building CNG and LNG stations, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market, future availability of capital, including equity or debt financing, as needed to fund the growth of the Company’s business, the Company’s ability to efficiently manage any growth it might experience and retain and hire key personnel, the acceptance and availability of natural gas vehicles in the Company’s markets, the availability of tax and related government incentives for natural gas fueling and vehicles, changes to federal, state or local fuel emission standards, the Company’s ability to capture a substantial share of the anticipated growth in the market for natural gas fuel and otherwise compete successfully, the Company’s ability to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions and investments, such as its investment in NG Advantage, compliance with governmental regulations, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to effectively manage its current LNG plants, and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K, filed on February 26, 2015 with the Securities and Exchange Commission (www.sec.gov), contains risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Director of Investor Communications
949.437.1403

News Media Contact:

Gary Foster

Senior Vice President, Corporate Communications

949.437.1113

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2014

(Unaudited)

(In thousands, except share data)

	December 31, 2013	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$240,033	$92,381
Restricted cash	8,403	6,012
Short-term investments	138,240	122,546
Accounts receivable, net of allowance for doubtful accounts of $832 and $752 as of December 31, 2013 and December 31, 2014, respectively	53,473	81,970
Other receivables	26,285	56,223
Inventory, net	33,822	34,696
Prepaid expenses and other current assets	20,840	19,811
Total current assets	521,096	413,639
Land, property and equipment, net	487,854	514,269
Notes receivable and other long-term assets	73,697	71,904
Investments	—	6,510
Goodwill	88,548	98,726
Intangible assets, net	79,770	55,361
Total assets	$1,250,965	$1,160,409
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$23,401	$4,846
Accounts payable	33,541	43,922
Accrued liabilities	46,745	56,760
Deferred revenue	16,419	14,683
Total current liabilities	120,106	120,211
Long-term debt and capital lease obligations, less current portion	532,017	500,824
Long-term debt, related party	65,000	65,000
Other long-term liabilities	15,304	9,339
Total liabilities	732,427	695,374
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares, issued and outstanding 89,364,397 shares at December 31, 2013; authorized 224,000,000 shares, issued and outstanding 90,203,344 shares at December 31, 2014	9	9
Additional paid-in capital	883,045	898,106
Accumulated deficit	(367,782)	(457,441)
Accumulated other comprehensive loss	(700)	(3,248)
Total Clean Energy Fuels Corp. stockholders’ equity	514,572	437,426
Noncontrolling interest in subsidiary	3,966	27,609
Total stockholders’ equity	518,538	465,035
Total liabilities and stockholders’ equity	$1,250,965	$1,160,409

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

For the Three Months and Year Ended December 31, 2013 and 2014

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Revenue:
Product revenues	$73,566	$117,489	$310,813	$380,199
Service revenues	11,429	14,623	41,662	48,741
Total revenues	84,995	132,112	352,475	428,940
Operating expenses:
Cost of sales (exclusive of depreciation and amortization shown separately below):
Product cost of sales	55,913	75,399	213,593	291,462
Service cost of sales	1,360	4,528	11,169	17,325
Derivative gains:
Series I warrant valuation	(77)	(324)	(938)	(5,748)
Selling, general and administrative	36,450	30,305	138,024	126,435
Depreciation and amortization	10,459	13,610	42,318	49,058
Impairment of long-lived asset	—	4,772	—	4,772
Total operating expenses	104,105	128,290	404,166	483,304
Operating (loss) income	(19,110)	3,822	(51,691)	(54,364)
Interest expense, net	(10,516)	(14,041)	(29,287)	(44,357)
Other income (expense), net	(213)	(1,526)	(970)	(2,571)
Loss from equity method investment	—	(490)	(76)	(490)
Gain from sale of equity method investment	—	—	4,705	—
Gain (loss) from sale of subsidiary	(1,383)	11,998	14,115	11,998
Loss before income taxes	(31,222)	(237)	(63,204)	(89,784)
Income tax (expense) benefit	(1,059)	845	(3,715)	(1,075)
Net (loss) income	(32,281)	608	(66,919)	(90,859)
Loss (income) of noncontrolling interest	(37)	725	(49)	1,200
Net (loss) income attributable to Clean Energy Fuels Corp.	$(32,318)	$1,333	$(66,968)	$(89,659)
(Loss) income per share attributable to Clean Energy Fuels Corp.:
Basic	$(0.34)	$0.01	$(0.71)	$(0.96)
Diluted	$(0.34)	$0.01	$(0.71)	$(0.96)
Weighted-average common shares outstanding:
Basic	94,360,940	91,153,853	93,958,758	93,678,432
Diluted	94,360,940	96,584,853	93,958,758	93,678,432

Included in net (loss) income are the following amounts (in millions):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2013	2014	2013	2014
Construction Revenues	$6.9	14.6	$27.1	67.4
Construction Cost of Sales	(5.8)	(11.9)	(22.4)	(56.3)
Fuel Tax Credits	7.3	28.4	45.4	28.4
Stock-based Compensation Expense, Net of Tax Benefits	(5.7)	(2.3)	(23.0)	(11.5)